Exhibit 99.1

KindlyMD Announces Pricing of $6.8 Million Initial Public Offering

SALT LAKE CITY, UT / ACCESSWIRE / May 31, 2024 / KindlyMD, Inc. (NASDAQ:KDLY) (NASDAQ:KDLYW) (“KindlyMD” or the “Company”), a patient-first healthcare and healthcare data company uniquely integrating traditional primary care and pain management strategies with integrated behavioral and alternative therapies, including the recommendation of medical cannabis in patient treatment plans in compliance with a legalized state medical cannabis regulatory scheme, today announced the pricing of its initial public offering of 1,240,910 units (each, a “Unit,” collectively, the “Units”) at a price of $5.50 per Unit for a total of approximately $6.8 million of gross proceeds to the Company. Each Unit is comprised of one share of the Company’s common stock with $0.001 par value per share (“Common Stock”), one tradeable warrant (each, a “Tradeable Warrant,” collectively, the “Tradeable Warrants”) to purchase one share of Common Stock at an exercise price of $6.33 per share, and one non-tradeable warrant (each, a “Non-tradeable Warrant,” collectively, the “Non-tradeable Warrants”) to purchase one-half of one share of Common Stock at an exercise price of $6.33 per share. The units have no stand-alone rights and will not be certificated or issued as stand-alone securities. The shares of Common Stock and the Warrants comprising the Units are immediately separable upon issuance and will be used separately in this offering. Each Warrant offered as a part of this offering is immediately exercisable upon issuance and will expire five years from the date of issuance.

Once the securities comprising the units begin separate trading, the shares and Tradeable Warrants are expected to begin trading on the Nasdaq Capital Market on May 31, 2024, under the symbols “KDLY” and “KDLYW,” respectively. The offering is expected to close on or about June 3, 2024, subject to customary closing conditions.

In addition, KindlyMD has granted the underwriters a 45-day option to purchase, at the public offering price, up to an additional 186,136 shares of Common Stock and/or 186,136 Tradeable Warrants, and/or 186,136 Non-Tradeable Warrants, or any combination thereof, at the public offering price per share of Common Stock and per Warrant, respectively, less, in each case, underwriting discounts and commissions, on the same terms as set forth in this prospectus, solely to cover over-allotments, if any.

WallachBeth Capital LLC is the Sole Bookrunner for the offering.

The offering is being made only by means of a prospectus. A copy of the final prospectus related to the offering may be obtained, when available, from WallachBeth Capital, LLC, via email: cap-mkts@wallachbeth.com, or by calling +1 (646) 237-8585, or by standard mail at WallachBeth Capital LLC, Attn: Capital Markets, 185 Hudson St., Suite 1410, Jersey City, NJ 07311, USA. In addition, a copy of the final prospectus, when available, relating to the offering may be obtained via the Securities and Exchange Commission’s (“SEC”) website at www.sec.gov.

A registration statement on Form S-1, as amended (File No. 333-274606), relating to these securities was filed with the SEC and was declared effective on May 13, 2024. This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About KindlyMD

KindlyMD™ is a patient-first healthcare and healthcare data company uniquely integrating traditional primary care and pain management strategies with integrated behavioral and alternative therapies to offer patients comprehensive care and reduce the addiction and dependency of opioid use in the U.S. KindlyMD currently operates four centers including the largest alternative pain treatment center in Utah. With a focus on holistic pain management through its specialty outpatient clinical services, including the recommendation of medical cannabis by KindlyMD healthcare providers, KindlyMD is providing better patient health outcomes.

For more information, please visit www.kindlymd.com.

Forward-Looking Statements

This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements can be identified by the use of words such as ‘‘should,’’ ‘‘may,’’ ‘‘intends,’’ ‘‘anticipates,’’ ‘‘believes,’’ ‘‘estimates,’’ ‘‘projects,’’ ‘‘forecasts,’’ ‘‘expects,’’ ‘‘plans,’’ and ‘‘proposes.’’ These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading “Risk Factors” in KindlyMD, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022. KindlyMD, Inc. does not undertake any duty to update any forward-looking statements except as may be required by law. The information which appears on our websites and our social media platforms, including, but not limited to, Instagram and Facebook, is not part of this press release.

Investor Relations Contact:

Valter Pinto, Managing Director
KCSA Strategic Communications
(212) 896-1254
kindlymd@kcsa.com

SOURCE: KindlyMD, Inc